Registration No. 000-31049

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 1
                                       to
                                    Form 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                            TradeStation Group, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

             Florida                                          65-0977576
     (State of Incorporation                               (I.R.S. Employer
         or Organization)                                 Identification No.)

                            8700 West Flagler Street
                              Miami, Florida 33174
           (Address of Principal Executive Offices Including Zip Code)

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates: Registration No. 333-34922

Securities to be registered pursuant to Section 12(b) of the Act:

                                               Name of each exchange
         Title of each class                    on which each class
         to be so registered                    is to be registered
         -------------------                   ---------------------

                None                                   None

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $0.01 par value
          ------------------------------------------------------------
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered

         Incorporated by reference to pages 153 through 155 of the Proxy Statement/Prospectus contained in the Registrant's Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-34922) filed with the Securities and Exchange Commission on November 21, 2000.

Item 2.  Exhibits

         The following exhibit is filed as a part of this registration statement:

         1.       Registrant's Articles of Incorporation, as amended.*

-------------------

* Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (File No. 333- 34922) filed with the Securities and Exchange Commission on April 17, 2000 and Exhibit 3.1 to the Registrant's Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-34922) filed with the Securities and Exchange Commission on November 21, 2000.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    November 22, 2000                         TRADESTATION GROUP, INC.



                                          By:      /s/ William R. Cruz
                                                   -------------------
                                                   William R. Cruz
                                                   Co-Chairman of the Board and
                                                   Co-Chief Executive Officer

                                          By:      /s/ Ralph L. Cruz
                                                   -----------------
                                                   Ralph L. Cruz
                                                   Co-Chairman of the Board and
                                                   Co-Chief Executive Officer

                                Index to Exhibits

                                                                    Page No.
                                                          ---------------------------
1. Registrants's Articles of Incorporation, as amended *   Incorporated by Reference
2. Pages 153 through 155 of Proxy Statement/Prospectus
    contained in the Registrant's Amendment No. 3 to
    Registration Statement on Form S-4 (File No.
    333-34922) filed with the Securities and Exchange
    Commission on November 21, 2000                        Incorporated by Reference

-------------------

* Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (File No. 333- 34922) filed with the Securities and Exchange Commission on April 17, 2000 and Exhibit 3.1 to the Registrant's Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-34922) filed with the Securities and Exchange Commission on November 21, 2000.